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                                  EXHIBIT 23.1

                          SEEQ TECHNOLOGY INCORPORATED

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (File No. 33-60733, No. 33-80418) and in the Registration Statements on Form S-8 (File No. 33-27419, No. 33-6554, No. 33-35838) of SEEQ Technology Incorporated of our report dated October 20, 1995, except for Note 12, which is as of December 14, 1995, appearing on page 21 of this 1995 Annual Report on Form 10-K.



/s/ PRICE WATERHOUSE LLP
San Jose, California
December 14, 1995